Exhibit 99.1

Jabil Posts Third Quarter Results

St. Petersburg, FL – June 14, 2017. Today, Jabil Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its third quarter of fiscal year 2017, including third quarter net revenue of $4.5 billion.

For the third quarter of fiscal year 2017, U.S. GAAP (as defined below) operating income was $43.4 million and U.S. GAAP diluted loss per share was $(0.14). Core operating income ((Non-U.S. GAAP) as defined below) was $113.8 million and core diluted earnings per share ((Non-U.S. GAAP) as defined below) was $0.31.

“I’m pleased with our third quarter results as both business segments performed quite well,” said CEO Mark Mondello. “In Diversified Manufacturing Services, the team delivered exceptional execution and cost controls against product road maps exhibiting massive scale and complexity, while we continued to see strong double-digit growth in healthcare and packaging. At the same time, our Electronics Manufacturing Services team continues to do an excellent job building broad revenue diversification, while developing end-market domain expertise, resulting in solid margin expansion,” he added.

Fiscal Year 2017 Fourth Quarter Guidance:

●	Net revenue	$4.7 billion to $5.1 billion
●	U.S. GAAP operating income	$95 million to $165 million
●	U.S. GAAP diluted earnings per share	$0.13 to $0.48 per diluted share
●	Core operating income (Non-U.S. GAAP)	$165 million to $215 million
●	Core diluted earnings per share (Non-U.S. GAAP)	$0.50 to $0.74 per diluted share
●	Diversified Manufacturing Services	Increase revenue 26 percent year-on-year
●	Electronics Manufacturing Services	Increase revenue 2 percent year-on-year
●	Total company	Increase revenue 11 percent year-on-year

“Near-term, we expect to deliver the best fourth quarter in the company’s history in terms of core operating income. Beyond that, our forecast suggests the growth in both DMS and EMS in fiscal 2018 will result in core EPS in the neighborhood of $2.60. We remain committed to complete our two-year capital return framework plan, achieve $3.00 per share in core EPS in fiscal 2019, and ultimately become the world’s most technologically advanced manufacturing solutions company,” said Mondello.

(U.S. GAAP diluted earnings per share for the fourth quarter of fiscal year 2017 are currently estimated to include $0.05 per share for amortization of intangibles, $0.08 per share for stock-based compensation expense and related charges and $0.24 to $0.13 per share for restructuring and related charges.)

(Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, impairment on securities, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its quarterly core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average of its net invested capital base. Jabil calculates its annual core return on invested capital by taking its after-tax core operating income for its most recently ended fiscal year and dividing that by a two year average of its net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Forward Looking Statements: This news release contains forward-looking statements, including those regarding our anticipated financial results for our third quarter of fiscal year 2017; our guidance for future financial performance in our fourth quarter of fiscal year 2017 (including, net revenue, total company and segment revenue, U.S. GAAP operating income, U.S. GAAP diluted earnings (loss) per share, core operating income (Non-U.S. GAAP), and core diluted earnings per share (Non-U.S. GAAP) results and the components thereof, in each case for our fourth quarter of fiscal year 2017); statements that relate to the Company’s capital allocation framework, including our share repurchase program thereunder, the amount of shares to be repurchased and the timing of such repurchase; and statements regarding our future earnings per share expectations. The statements in this press release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our third quarter of fiscal year 2017 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; and our dependence on a limited number of large customers. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and our other filings with the Securities and Exchange Commission. We assume no obligation to update these forward-looking statements.

Supplemental Information Regarding Non-GAAP Financial Measures: Jabil provides supplemental, non-U.S. GAAP financial measures in this release to facilitate evaluation of Jabil’s core operating performance. These non-U.S. GAAP measures exclude certain amounts that are included in the most directly comparable U.S. GAAP measures, do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes these “core” financial measures are useful measures that facilitate evaluation of the past and future performance of Jabil’s ongoing operations on a comparable basis.

Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, return on invested capital, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-U.S. GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. The Company determines the tax effect of the items excluded from core earnings and core basic and diluted earnings per share based upon evaluation of the statutory tax treatment and the applicable tax rate of the jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain jurisdictions where the Company does not expect to realize a tax benefit (due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets), a 0% tax rate is applied. Detailed definitions of certain of the core financial measures are included above under “Definitions” and a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures is included under the heading “Supplemental Data” at the end of this release.

Company Conference Call Information: Jabil will hold a conference call to discuss its third quarter results and fiscal 2017 outlook today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available June 14, 2017 at approximately 7:30 p.m. ET through midnight on June 21, 2017. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 24813639. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil: Jabil (NYSE: JBL) is a product solutions company providing comprehensive electronics design, production and product management services. Offering complete product supply chain management from facilities in 28 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Further information is available on Jabil’s website: jabil.com.

Company Contacts:

Beth Walters

Senior Vice President, Investor Relations & Communications

(727) 803-3511

beth_walters@jabil.com

Adam Berry

Senior Director, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	May 31, 2017 (Unaudited)	August 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$743,931	$912,059
Accounts receivable, net	1,445,148	1,359,610
Inventories	2,706,530	2,456,612
Prepaid expenses and other current assets	997,752	1,120,100

Total current assets	5,893,361	5,848,381
Property, plant and equipment, net	3,210,107	3,331,879
Goodwill and intangible assets, net	896,534	891,727
Deferred income taxes	189,881	148,859
Other assets	139,766	101,831

Total assets	$10,329,649	$10,322,677

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$538,985	$45,810
Accounts payable	3,641,247	3,593,195
Accrued expenses	1,937,003	1,929,051

Total current liabilities	6,117,235	5,568,056
Notes payable, long-term debt and capital lease obligations, less current installments	1,644,590	2,074,012
Other liabilities	80,943	78,018
Income tax liabilities	92,197	90,804
Deferred income taxes	51,841	54,290

Total liabilities	7,986,806	7,865,180

Commitments and contingencies
Equity:
Jabil Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	253	250
Additional paid-in capital	2,078,833	2,034,525
Retained earnings	1,698,704	1,660,820
Accumulated other comprehensive income (loss)	15,927	(39,877)
Treasury stock, at cost	(1,466,240)	(1,217,547)

Total Jabil Inc. stockholders’ equity	2,327,477	2,438,171
Noncontrolling interests	15,366	19,326

Total equity	2,342,843	2,457,497

Total liabilities and equity	$10,329,649	$10,322,677

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Net revenue	$4,489,557	$4,310,752	$14,040,092	$13,922,323
Cost of revenue	4,163,142	3,989,665	12,920,267	12,718,268

Gross profit	326,415	321,087	1,119,825	1,204,055
Operating expenses:
Selling, general and administrative	233,884	239,646	665,879	716,097
Research and development	7,274	7,675	21,982	24,431
Amortization of intangibles	9,174	9,711	26,262	26,150
Restructuring and related charges	32,700	4,460	113,529	8,349

Operating income	43,383	59,595	292,173	429,028
Interest and other, net	47,601	35,322	117,552	102,202

(Loss) income before income tax	(4,218)	24,273	174,621	326,826
Income tax expense	21,481	18,434	93,495	110,639

Net (loss) income	(25,699)	5,839	81,126	216,187
Net (loss) income attributable to noncontrolling interests, net of tax	(418)	626	(2,285)	159

Net (loss) income attributable to Jabil Inc.	$(25,281)	$5,213	$83,411	$216,028

(Loss) earnings per share attributable to the stockholders of Jabil Inc.:
Basic	$(0.14)	$0.03	$0.46	$1.13

Diluted	$(0.14)	$0.03	$0.45	$1.12

Weighted average shares outstanding:
Basic	181,038	191,206	182,982	190,841

Diluted	181,038	193,069	186,621	193,058

JABIL INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine months ended
	May 31, 2017	May 31, 2016
Cash flows from operating activities:
Net income	$81,126	$216,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	570,557	512,972
Restructuring and related charges	58,613	—
Recognition of stock-based compensation expense and related charges	33,377	58,505
Deferred income taxes	(44,916)	(24,403)
Loss on sale of property, plant and equipment	1,362	13,229
Other, net	24,928	6,408
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	(85,761)	180,830
Inventories	(216,149)	229,187
Prepaid expenses and other current assets	100,397	(131,682)
Other assets	(28,852)	(7,466)
Accounts payable, accrued expenses and other liabilities	38,341	(565,558)

Net cash provided by operating activities	533,023	488,209

Cash flows from investing activities:
Acquisition of property, plant and equipment	(482,739)	(668,505)
Proceeds from sale of property, plant and equipment	43,437	18,710
Cash paid for business and intangible asset acquisitions, net of cash	(36,620)	(206,039)
Issuance of notes receivable	—	(29,300)
Other, net	(1,360)	(5,250)

Net cash used in investing activities	(477,282)	(890,384)

Cash flows from financing activities:
Borrowings under debt agreements	5,432,503	4,748,060
Payments toward debt agreements	(5,370,936)	(4,268,839)
Payments to acquire treasury stock	(237,135)	(54,567)
Dividends paid to stockholders	(45,550)	(47,122)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	11,246	10,660
Treasury stock minimum tax withholding related to vesting of restricted stock	(11,558)	(10,490)
Other, net	(1,496)	(1,958)

Net cash (used in) provided by financing activities	(222,926)	375,744

Effect of exchange rate changes on cash and cash equivalents	(943)	(541)

Net decrease in cash and cash equivalents	(168,128)	(26,972)
Cash and cash equivalents at beginning of period	912,059	913,963

Cash and cash equivalents at end of period	$743,931	$886,991

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Nine months ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Operating income (U.S. GAAP)	$43,383	$59,595	$292,173	$429,028
Amortization of intangibles	9,174	9,711	26,262	26,150
Stock-based compensation expense and related charges	18,350	13,445	33,377	58,505
Restructuring and related charges	32,700	4,460	113,529	8,349
Distressed customer charges	10,198	—	10,198	—

Core operating income (Non-U.S. GAAP)	$113,805	$87,211	$475,539	$522,032

Net (loss) income attributable to Jabil Inc. (U.S. GAAP)	$(25,281)	$5,213	$83,411	$216,028
Amortization of intangibles	9,174	9,711	26,262	26,150
Stock-based compensation expense and related charges	18,350	13,445	33,377	58,505
Restructuring and related charges	32,700	4,460	113,529	8,349
Distressed customer charges	10,198	—	10,198	—
Impairment on securities	11,539	—	11,539	—
Adjustments for taxes	431	(866)	(2,793)	(2,842)

Core earnings (Non-U.S. GAAP)	$57,111	$31,963	$275,523	$306,190

(Loss) earnings per share (U.S. GAAP):
Basic	$(0.14)	$0.03	$0.46	$1.13

Diluted	$(0.14)	$0.03	$0.45	$1.12

Core earnings per share (Non-U.S. GAAP):
Basic	$0.32	$0.17	$1.51	$1.60

Diluted	$0.31	$0.17	$1.48	$1.59

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP):
Basic	181,038	191,206	182,982	190,841

Diluted	181,038	193,069	186,621	193,058

Weighted average shares outstanding used in the calculations of earnings per share (Non-U.S. GAAP):
Basic	181,038	191,206	182,982	190,841

Diluted	184,940	193,069	186,621	193,058

JABIL INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL

AND CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax U.S. GAAP operating income” for its most recently-ended quarter and dividing that by the average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-U.S. GAAP core operating income” for its most recently-ended quarter and dividing that by the “average net invested capital asset base.”

The Company calculates: (1) its “after-tax U.S. GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its U.S. GAAP operating income and (2) its “after-tax non-U.S. GAAP core operating income” as its non-U.S. GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-U.S. GAAP core operating income to its U.S. GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax U.S. GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-U.S. GAAP core operating income”:

	Three months ended
	May 31, 2017	May 31, 2016
Numerator:
Operating income (U.S. GAAP)	$43,383	$59,595
Tax effect(1)	(21,481)	(18,516)

After-tax operating income	21,902	41,079
	x4	x4

Annualized after-tax operating income	$87,608	$164,316

Core operating income (Non-U.S. GAAP)	$113,805	$87,211
Tax effect(2)	(21,218)	(19,340)

After-tax core operating income	92,587	67,871
	x4	x4

Annualized after-tax core operating income	$370,348	$271,484

Denominator:
Average total Jabil Inc. stockholders’ equity(3)	$2,369,391	$2,479,722
Average notes payable, long-term debt and capital lease obligations, less current installments(3)	1,850,068	1,801,124
Average current installments of notes payable, long-term debt and capital lease obligations(3)	293,154	449,089
Average cash and cash equivalents(3)	(749,514)	(885,104)

Net invested capital asset base	$3,763,099	$3,844,831

Return on Invested Capital (U.S. GAAP)	2.3%	4.3%
Adjustments noted above	7.5%	2.8%
Core Return on Invested Capital (Non-U.S. GAAP)	9.8%	7.1%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.
(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-U.S. GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter and dividing by two.